Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF REAL ESTATE PURCHASE AND SALE AGREEMENT dated December 14, 2012, is made by and between HPA-1, LLC a Virginia limited liability company, (“HPA-1”), and WHLR-HPA-1, a Virginia limited liability company (“WHLR-HPA-1”).

Background:

A. HPA-1 and Harps Food Stores, Inc., and Arkansas corporation (“Seller”) previously entered into a Real Estate Purchase and Sale Agreement, dated August 30, 2012 (the “Agreement”), with respect to the purchase of a grocery store site located at Grove, Oklahoma;

B. HPA-1 desires to assign the Agreement to WHLR-HPA-1.

Agreement:

For and in consideration for the sum of One Dollar ($1.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, HPA-1 hereby assigns all of its rights and delegates all of its obligations under the Agreement to WHLR-HPA-1, including all rights to any earnest money deposit or other payment, and WHLR-HPA-1 hereby accepts the assignment of the rights of HPA-1 under the Agreement and assumes all of the obligations and liabilities of HPA-1 under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 14th day of December, 2012.

ASSIGNOR:

HPA-1, LLC a Virginia limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, its Manager

ASSIGNEE:

WHLR-HPA-1, a Virginia limited liability company

By:	Sooner Capital, LLC, a Virginia limited liability company, its Manager

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Managing Member